UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 23, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of October 23, 2009, Skinny Nutritional Corp. (the “Company”) has entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors pursuant to which the Company agreed to issue and sell to the investors and the investors agreed to purchase from the Company an aggregate of 9,583,335 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company.  Additional information required to be disclosed in this Item 1.01 concerning these transactions is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

Private Offering

The Company commenced a private offering in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder (the “Offering”) pursuant to which it is offering an aggregate amount of $2,500,000 of shares of Common Stock. The shares of Common Stock are being offered and sold at a purchase price of $0.06 per share. As of October 23, 2009, the Company had accepted subscriptions of $575,000 for an aggregate of 9,583,335 shares of Common Stock. Net proceeds from such sales are approximately $535,000. The Company intends to use the proceeds from the Offering for working capital, repayment of debt and general corporate purposes. The Company agreed to pay commissions to registered broker-dealers that procured investors in the Offering and issue such persons warrants to purchase such number of shares as equals 10% of the total number of shares actually sold in the Offering to investors procured by them. Such warrants shall be exercisable at the per share price of $0.07 for a period of five years from the date of issuance.

The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Based on the representations made in the transaction documents, the Company believes that the investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any the Company’s securities, nor will there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This disclosure is being issued pursuant to Rule 135c of the Securities Act.

Additional Issuances of Equity Securities

In September 2009, the Company issued an aggregate of 250,000 restricted shares of Common Stock to a consultant in consideration of services rendered. In addition, in September 2009, the Company issued 2,000 restricted shares of Common Stock to two employees as additional compensation for services rendered. The Company also issued in September 2009 an aggregate of 384,277 restricted shares of Common Stock to a vendor in payment of amounts due for services rendered. The Company also issued 416,667 restricted shares of restricted Common Stock in July 2009 and 281,667 restricted shares of Common Stock in August 2009 to two vendors in payment of amounts due for services rendered. The issuance of the foregoing securities were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering as the recipients acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and the securities were issued without general solicitation or advertising.

In September 2009, the Company issued 737,805 shares of Common Stock upon the exercise of certain common stock purchase warrants previously issued. The holder of such warrants exercised a total of 1,500,000 warrants on a “cashless exercise” basis. Accordingly, the shares of common stock issued upon exercise of this warrant were not registered under the Securities Act of 1933, as amended, and were offered and sold in reliance upon the exemption from registration set forth in Section 3(a)(9) thereof.

In October 2009, the Company issued 764,912 shares of Common Stock upon the exercise of certain common stock purchase warrants previously issued. The holder of such warrants exercised a total of 1,362,500 warrants on a “cashless exercise” basis. Accordingly, the shares of common stock issued upon exercise of this warrant were not registered under the Securities Act of 1933, as amended, and were offered and sold in reliance upon the exemption from registration set forth in Section 3(a)(9) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Ronald Wilson
Name: Ronald Wilson
Title: Chief Executive Officer
Date: October 27, 2009